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                                                                       EXHIBIT 5

      [Letterhead for Moffatt, Thomas, Barrett, Rock & Fields, Chartered]

                                                                                                      Boise
                                                                                                      Idaho Falls
                                                                                                      Pocatello

Eugene C. Thomas       Gerald T. Husch      Angela Schaer Kaufmann
John W. Barrett        Scott L. Campbell    Kimberly D. Evans Ross                                    US Bank Plaza Building
R. B. Rock             Robert B. Burns      Benjamin H. Schwartz                                      101 S Capitol Blvd  10th Fl
Richard C. Fields      James C. Dale        Jon A. Stenquist                                          PO Box 829
Robert E. Bakes        Michael E. Thomas    Eric M. Barzee                     September 10, 2004     Boise, Idaho 83701 0829
John S. Simko          Patricia M. Olsson   Bradley J. Dixon
John C. Ward           James C. deGlee      Jason G. Murray                                           208 345 2000
D. James Manning       Bradley J Williams   Mark C. Peterson                                          800 422 2889
Gary T. Dance          Lee Radford          Andrew J. Waldera                                         208 385 5384 Fax
Larry C. Hunter        Michael O. Roe       Shawn C. Nunley                                           www.moffatt.com
Mark A. Ellison        David S. Jensen      Tyler J. Anderson
Randall A. Peterman    James L. Martin
Mark S. Prusynski      C. Clayton Gill      Morgan W. Richards, of counsel
Stephen R. Thomas      David P. Gardner     Willis C. Moffatt, 1907-1980
Glenna M.Christensen   Julian E. Gabiola    Kirk R. Helvie, 1956-2003

The Board of Directors
Intermountain Community Bancorp
231 N. Third
Post Office Box 967
Sandpoint, Idaho  83864

RE:   LEGAL OPINION REGARDING VALIDITY OF SECURITIES OFFERED
MTBR&F File No. 19-161.1

Ladies and Gentlemen:

We have acted as special counsel for Intermountain Community Bancorp, an Idaho corporation and bank holding company ("Intermountain"), in connection with the registration under the Securities Act of 1933, as amended (the "Act") of up to 524,000 shares of Intermountain common stock, no par value per share (the "Shares"), to be issued in accordance with the Plan and Agreement of Merger dated as of July 23, 2004 (the "Plan") among Intermountain, Panhandle State Bank, Snake River Bancorp, Inc., and Magic Valley Bank.

In connection with the Shares that will be issued under the Plan, we have examined the following:

      A.    the Plan;

      B. the Registration Statement on Form S-4 filed by Intermountain with the Securities and Exchange Commission on September 10, 2004 (the "Registration Statement"); and

      C. such other documents as we have deemed necessary to form the opinion expressed below.

As to various questions of fact material to such opinion, where relevant facts were not independently established, we have relied upon statements of officers of Intermountain or representations and warranties of Intermountain contained in the Plan. We have assumed without independent investigation or review, the accuracy and completeness of the facts and representations and warranties contained in the documents listed above or otherwise made known to us.

With your permission and without any verification by us, we have assumed the following for purposes of rendering the opinions set forth in this letter:

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The Board of Directors
Intermountain Community Bancorp
September 10, 2004
Page 2

      A. We have assumed that each signature is genuine; each document submitted to us as an original is authentic; each document submitted to us as a copy conforms to the original; and each individual executing and delivering a document had the legal capacity to do so.

      B. We have assumed that the Plan document has been executed and delivered in the form reviewed by us and that there are no agreements, understandings, negotiations, or courses of dealing between the parties altering the terms of the Plan or the respective rights or obligations of the parties under the Plan. We have also assumed that the Registration Statement filed with the Securities and Exchange Commission is in substantially the same form delivered to and reviewed by us.

As of the date of this letter, based upon and subject to the foregoing, and subject to the exceptions, qualifications, limitations, comments and assumptions set forth in this letter, we are of the opinion that the Shares, or any portion thereof, when issued pursuant to the Plan, after the Registration Statement has become effective under the Act, will be validly issued under the laws of the State of Idaho and will be fully paid and nonassessable.

The opinions set forth in this letter are subject to the following exceptions, qualifications, limitations, comments, and additional assumptions:

      A. The law covered by this opinion is limited to the federal law of the United States, and the law of the State of Idaho as set forth in codified statutes and reported case decisions. We express no opinion with respect to the law of any other jurisdiction and no opinion with respect to the statutes, administrative decisions, rules, regulations, or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

      B.    We express no opinion with respect to the following matters:

            (a) federal securities laws and regulations administered by the Securities and Exchange Commission, state "Blue Sky" laws and regulations, and laws and regulations relating to commodity (and other) futures and indices and other similar instruments;

            (b) pension and employee benefit laws and regulations (e.g., ERISA);

            (c) federal and state antitrust and unfair competition laws and regulations;

            (d) federal and state laws and regulations concerning filing and notice requirements (e.g., Hart-Scott-Rodino and Exon-Florio);

            (e)   compliance with fiduciary duty requirements;

            (f)   federal and state tax laws and regulations;

            (g) federal and state racketeering laws and regulations (e.g., RICO); and

The Board of Directors
Intermountain Community Bancorp
September 10, 2004
Page 3

            (h) other federal and state statutes of general application to the extent they provide for criminal prosecution (e.g., mail fraud and wire fraud statutes).

      C. We are relying upon the opinion of Graham and Dunn PC dated September 9, 2004, that Article XII of Intermountain's Amended and Restated Articles of Incorporation, dated March 24, 2004, does not require Intermountain's shareholders to approve the Plan.

      D. We have assumed that Intermountain received the consideration for which its board of directors authorized the issuance of its outstanding shares and that the board of directors determined that such consideration was adequate.

This opinion is limited to the matters set forth herein. No opinion may be inferred or implied beyond the maters expressly contained herein. This letter is an opinion of law, not a guarantee of a court decision. This opinion is for the benefit of the addressee of this letter in connection with the Plan. No other person or entity shall be entitled to rely on any matter set forth herein without the prior written consent of this firm. This opinion may not be quoted in whole or in part, nor may copies thereof be furnished or delivered to any other person without the prior written consent of this firm. This opinion has been rendered as of the date hereof, and we disclaim any obligation to advise you of any changes in the circumstances, laws, or events that may occur subsequent to the date hereof or otherwise to update this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the legal reference to this firm under the caption "Certain Legal Matters" as having passed upon the validity of the Shares. In giving such consent, we do not thereby admit that we are experts within the meaning of the Act.

Very truly yours,

MOFFATT, THOMAS, BARRETT, ROCK &
      FIELDS, CHARTERED

/s/ Moffatt, Thomas, Barrett, Rock & Fields, Chartered